Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results for Third Quarter

and First Nine Months of 2012

SandRidge Initiates Process to Evaluate Sale of Permian Assets

Mississippian Location Count Increases from Approximately 8,000 to 11,000,

Reflecting an Increased Density from Three to Four Wells per Section

Mississippian Production Averaged 30.2 MBoe per Day in the Third Quarter, a 20%

Increase from the Previous Quarter and a 138% Increase Year-Over-Year

Issues 2013 Guidance: Targeting Production Growth of 18% to 39.2 MMBoe (1) and

Reducing Capital Expenditures 19% to $1.75 Billion

Oklahoma City, Oklahoma, November 8, 2012 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter and nine months ended September 30, 2012.

Key Financial Results

Third Quarter

•	Adjusted EBITDA of $297 million for third quarter 2012 compared to $171 million in third quarter 2011.

•	Operating cash flow of $281 million for third quarter 2012 compared to $147 million in third quarter 2011.

•

Net loss applicable to common stockholders of $184 million, or $0.39 per diluted share, for third quarter 2012 compared to net income available to common stockholders of $561 million, or $1.16 per diluted share, in third quarter 2011.

•	Adjusted net income of $29.6 million, or $0.05 per diluted share, for third quarter 2012 compared to adjusted net income of $5.1 million, or $0.01 per diluted share, in third quarter 2011.

Nine Months

•	Adjusted EBITDA of $752 million for the first nine months of 2012 compared to $484 million in the first nine months of 2011.

•	Operating cash flow of $654 million for the first nine months of 2012 compared to $386 million in the first nine months of 2011.

•

Net income available to common stockholders of $393 million, or $0.81 per diluted share, for the first nine months of 2012 compared to net income available to common stockholders of $441 million, or $0.97 per diluted share, in the first nine months of 2011.

•

Adjusted net income of $87.6 million, or $0.16 per diluted share, for the first nine months of 2012 compared to adjusted net income of $3.1 million, or $0.01 per diluted share, in the first nine months of 2011.

(1)	Guidance presented herein does not give effect to any sale of Permian assets.

Adjusted net income available (loss applicable) to common stockholders, adjusted EBITDA and operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 10.

Highlights

•	Record oil and total production of 4.9 MMBbls and 9.5 MMBoe in the third quarter

•	SandRidge has now drilled 91 Mississippian wells in eight counties in Kansas covering over 170 miles; 65 wells had an average 30-day IP of 291 Boe per day

•	SandRidge has drilled and studied the results of 75 wells supporting the development of the Mississippian play with at least four horizontal wells per section

•	Current liquidity of $1.3 billion with a cash balance of approximately $535 million; at September 30, no borrowings were outstanding under the credit facility and the leverage ratio was 3.2x

SandRidge announced that it is exploring the sale of its assets in the Permian Basin, other than those associated with SandRidge Permian Trust. The relevant assets produce approximately 24,500 Boe per day (67% oil, 15% NGLs and 18% natural gas). Proceeds would be used to fund the company’s capital expenditure program in the Mississippian Play and to repay debt, building upon SandRidge’s strong liquidity and further improving its leverage.

Tom Ward, SandRidge’s Chairman and CEO, commented, “Our acquisitions and development of properties in the Permian Basin over the last four years have been integral to our conversion from a natural gas company to an oil rich enterprise. Now, we believe there is an opportunity to capitalize on current strong valuations for mature, conventional oil assets in the Permian Basin and convert the proceeds of a sale into development of our industry leading position in the high growth, high return Mississippian Play. At the same time, this transaction would strengthen our balance sheet and provide liquidity that, together with cash flow, would fully fund capital expenditures through 2014.”

Drilling and Operational Activities

SandRidge averaged 46 rigs operating during the third quarter of 2012 and drilled 328 wells. The company drilled a total of 875 wells during the first nine months of 2012. A total of 302 gross operated wells were completed and brought on production during the third quarter of 2012, bringing the total number of operated wells completed and brought on production during 2012 to 859 gross wells.

Mississippian Play. During the third quarter of 2012, SandRidge drilled 112 horizontal wells: 78 in Oklahoma and 34 in Kansas. This brings the total horizontal wells drilled during the first nine months of 2012 to 271 wells. Additionally, SandRidge drilled 15 disposal wells during the third quarter for a total of 52 disposal wells in the first nine months of 2012. To date, 1,140 horizontal wells have been drilled in the Mississippian play, including 507 drilled by SandRidge. The company presently has 32 rigs operating in the play: 21 drilling horizontal wells in Oklahoma, nine drilling horizontal wells in Kansas and two drilling disposal wells. The company plans to drill approximately 390 horizontal wells in the Mississippian play during 2012 and exit the year with 32 rigs drilling horizontal wells.

Permian Basin. The company drilled 214 wells during the third quarter, which brings the total wells drilled during the first nine months of 2012 to 602 wells. SandRidge plans to operate 10 rigs in the Permian Basin during the fourth quarter and will drill approximately 740 wells in 2012. The rigs will operate on the Central Basin Platform, where the company currently holds approximately 225,000 net acres, drilling primarily Grayburg/San Andres/Clear Fork vertical wells at depths ranging from 4,500 feet to 7,500 feet. Including SandRidge Permian Trust’s production, SandRidge produced approximately 31,000 Boe per day in the Permian Basin during the third quarter. The company has announced it is exploring a sale of its Permian assets other than those associated with the trust. The relevant assets produce approximately 24,500 Boe per day.

Gulf of Mexico. SandRidge drilled two operated wells and participated in the drilling of one non-operated well during the third quarter. SandRidge plans to either drill or participate in the drilling of three additional wells in the fourth quarter. Additionally, SandRidge performed 13 recompletions during the third quarter and plans to perform eight additional recompletions through the remainder of the year for a total of 21 recompletions. SandRidge also expects to participate in 16 non-operated recompletions during 2012.

Operational and Financial Statistics

Information regarding the company’s production, pricing, costs and earnings is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Production
Oil (MBbl) (1)	4,943	3,192	12,925	8,540
Natural gas (MMcf)	27,184	17,935	64,832	52,440
Oil equivalent (MBoe)	9,473	6,181	23,730	17,280
Daily production (MBoed)	103.0	67.2	86.6	63.3

Average price per unit
Realized oil price per barrel - as reported (1)	$84.50	$79.31	$86.25	$82.61
Realized impact of derivatives per barrel (1)	7.34	(2.37)	3.38	(7.31)

Net realized price per barrel (1)	$91.84	$76.94	$89.63	$75.30

Realized natural gas price per Mcf - as reported	$2.60	$3.64	$2.23	$3.66
Realized impact of derivatives per Mcf	(0.37)	(0.56)	0.08	(0.25)

Net realized price per Mcf	$2.23	$3.08	$2.31	$3.41

Realized price per Boe - as reported	$51.54	$51.52	$53.07	$51.94

Net realized price per Boe - including impact of derivatives	$54.32	$48.66	$55.14	$47.56

Average cost per Boe
Lease operating	$14.47	$14.01	$14.45	$14.03
Production taxes	1.37	1.68	1.53	1.95
General and administrative
General and administrative, excluding stock-based compensation (2)	3.90	4.23	5.30	4.62
Stock-based compensation	1.04	1.64	1.40	1.65
Depletion (3)	18.49	14.03	17.36	13.70

Lease operating cost per Boe
Mid-Continent	$9.62	$10.12	$9.86	$10.64
Permian Basin	10.19	13.82	11.57	13.35
Offshore	21.26	33.58	22.06	39.62

Earnings per share
Earnings (loss) per share applicable to common stockholders
Basic	$(0.39)	$1.41	$0.88	$1.11
Diluted	(0.39)	1.16	0.81	0.97

Adjusted net income (loss) per share available (applicable) to common stockholders
Basic	$0.03	$(0.02)	$0.10	$(0.10)
Diluted	0.05	0.01	0.16	0.01

Weighted average number of common shares outstanding (in thousands)
Basic	476,037	399,270	445,991	398,656
Diluted (4)	566,551	497,700	537,300	496,428

(1)	Includes NGLs.
(2)

Includes transaction costs of $0.7 million and $1.4 million for the three-month periods ended September 30, 2012 and 2011, respectively, and $15.3 million and $4.5 million for the nine-month periods ended September 30, 2012 and 2011, respectively.

(3)	Includes accretion of asset retirement obligation.
(4)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Discussion of Third Quarter 2012 Financial Results

Oil and natural gas revenue increased 53% to $488 million in third quarter 2012 from $318 million in the same period of 2011 as a result of increases in oil and natural gas production and realized reported oil prices. Oil production increased 55% to 4.9 MMBbls from third quarter 2011 production of 3.2 MMBbls and natural gas production increased 52% to 27.2 Bcf from third quarter 2011 production of 17.9 Bcf. Production increases were attributable to continued development of the company’s properties in the Mississippian play and Permian Basin and production contributed by properties acquired in the second quarter of 2012. Realized reported prices, which exclude the impact of derivative settlements, were $84.50 per barrel and $2.60 per Mcf during third quarter 2012. Realized reported prices in the same period of 2011 were $79.31 per barrel and $3.64 per Mcf.

Third quarter 2012 production expense was $14.47 per Boe compared to third quarter 2011 production expense of $14.01 per Boe. The increase was primarily due to the additional costs related to offshore properties acquired during the second quarter of 2012. In SandRidge’s primary onshore operations, production expense continued to decrease as a result of improving efficiencies. In the Permian Basin, the third quarter production expense decreased 26% year-over-year from $13.82 to $10.19 per Boe. In the Mid-Continent region, which is comprised mostly of the company’s Mississippian assets, third quarter production expense decreased 5% year-over-year from $10.12 to $9.62 per Boe.

Depletion per unit in third quarter 2012 was $18.49 per Boe compared to $14.03 per Boe in the same period of 2011. The increase in rate per unit primarily resulted from the addition of offshore properties acquired during the second quarter of 2012 to the company’s depletable asset base and, to a lesser extent, from non-core asset sales in the first half of 2012 and the fourth quarter of 2011.

Capital Expenditures

The table below summarizes the company’s capital expenditures for the three and nine-month periods ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Drilling and production
Mid-Continent	$240,642	$200,494	$676,078	$447,195
Permian Basin	181,072	173,927	524,378	511,687
Gulf of Mexico	49,334	259	90,448	381
WTO/Tertiary/Other	6,287	11,405	34,678	36,514

	477,335	386,085	1,325,582	995,777

Leasehold and seismic
Mid-Continent	19,790	65,189	164,415	232,819
Permian Basin	4,434	8,583	12,908	29,086
Gulf of Mexico	2,906	56	12,726	112
WTO/Tertiary/Other	—	1,195	2,449	7,499

	27,130	75,023	192,498	269,516

Pipe inventory (1)	(4,274)	(25,446)	(8,001)	(17,359)

Total exploration and development (2)	500,191	435,662	1,510,079	1,247,934

Drilling and oil field services	14,571	5,898	28,323	20,692
Midstream	20,229	6,757	61,958	15,392
Other - general	25,067	13,808	91,410	38,172

Total capital expenditures, excluding acquisitions	560,058	462,125	1,691,770	1,322,190

Acquisitions (3)	75,444	13,602	837,019	22,751

Total capital expenditures	$635,502	$475,727	$2,528,789	$1,344,941

Plugging and abandonment	$39,491	$6,163	$64,633	$11,203

(1)	Pipe inventory expenditures represent transfers of pipe inventory to the full cost pool for use in drilling and production activities.
(2)

Exploration and development expenditures for the nine-month periods ended September 30, 2012 and 2011 exclude $10.0 million and $19.0 million, respectively, of estimated loss on Century Plant construction contract.

(3)

Acquisition expenditures for the nine-month period ended September 30, 2012 exclude common stock valued at approximately $542.1 million issued in connection with and tax liability adjustments resulting from the Dynamic acquisition.

Derivative Contracts

The tables below set forth the company’s consolidated oil and natural gas price and basis swaps and collars for the fourth quarter of 2012 and the years 2013 through 2015 as of November 5, 2012 and include contracts that have been novated to, or the benefits of which have been conveyed to, SandRidge sponsored royalty trusts.

	Quarter Ending	Year Ending
	12/31/2012	12/31/2013	12/31/2014	12/31/2015
Oil (MMBbls):
Swap Volume	4.20	18.52	7.51	5.08
Swap	$100.67	$96.24	$92.43	$83.69

Collar Volume	0.05	0.17	—	—
Collar: High	$114.00	$102.50	—	—
Collar: Low	$85.00	$80.00	—	—

Three-way Collar Volume	—	—	8.21	2.92
Call Price	—	—	$100.00	$103.13
Put Price	—	—	$90.20	$90.82
Short Put Price	—	—	$70.00	$73.13

LLS Basis Volume	0.37	0.54	—	—
Swap	$17.49	$13.83	—	—

Natural Gas (Bcf):
Swap Volume	22.05	—	—	—
Swap	$3.14	—	—	—

Collar Volume	2.27	6.86	0.94	1.01
Collar: High	$6.58	$6.71	$7.78	$8.55
Collar: Low	$4.09	$3.78	$4.00	$4.00

Balance Sheet

The company’s capital structure at September 30, 2012 and December 31, 2011 is presented below:

	September 30, 2012	December 31, 2011
Cash and cash equivalents	$673,680	$207,681

Current maturities of long-term debt	$—	$1,051
Long-term debt (net of current maturities)
Senior credit facility	—	—
Mortgage	—	14,978
Senior Notes
Senior Floating Rate Notes due 2014	—	350,000
9.875% Senior Notes due 2016, net	356,117	354,579
8.0% Senior Notes due 2018	750,000	750,000
8.75% Senior Notes due 2020, net	443,984	443,568
7.5% Senior Notes due 2021	1,179,426	900,000
8.125% Senior Notes due 2022	750,000	—
7.5% Senior Notes due 2023, net	820,904	—

Total debt	4,300,431	2,814,176

Stockholders' equity
Preferred stock	8	8
Common stock	476	399
Additional paid-in capital	5,209,029	4,568,856
Treasury stock, at cost	(7,038)	(6,158)
Accumulated deficit	(2,544,473)	(2,937,094)

Total SandRidge Energy, Inc. stockholders' equity	2,658,002	1,626,011

Noncontrolling interest	1,547,018	922,939

Total capitalization	$8,505,451	$5,363,126

During the third quarter of 2012, the company’s debt, net of cash balances, increased by approximately $500 million primarily as a result of the August senior notes offering and funding the company’s drilling program. Proceeds from the August $1.1 billion senior notes offering were used to refinance $350 million of 2014 senior note maturities with the remaining net proceeds to be used to fund the company’s 2013 drilling program. On November 5, 2012, the company had no amount drawn under its $775 million senior credit facility and approximately $535 million of cash, leaving approximately $1.3 billion of available liquidity. The company was in compliance with all applicable covenants contained in its debt agreements during the nine months ended September 30, 2012 and through and as of the date of this release.

2012 Operational Guidance: The company is updating its full guidance for 2012.

	Year Ending December 31, 2012
	Previous Projection as of August 2, 2012	Updated Projection as of November 8, 2012
Production
Oil (MMBbls) (1)	18.2	17.8
Natural Gas (Bcf)	88.8	93.0

Total (MMBoe)	33.0	33.3
Differentials
Oil (1)	$9.00	$9.00
Natural Gas	$0.50	$0.50
Costs per Boe
Lifting	$15.00 - $17.00	$14.50 - $16.50
Production Taxes	1.75 - 1.95	1.75 - 1.95
DD&A - oil & gas	16.50 - 18.25	16.50 - 18.25
DD&A - other	1.75 - 1.95	1.75 - 1.95

Total DD&A	$18.25 - $20.20	$18.25 - $20.20
G&A - cash	4.70 - 5.20	4.70 - 5.20
G&A - stock	1.15 - 1.30	1.20 - 1.35

Total G&A	$5.85 - $6.50	$5.90 - $6.55
Interest Expense	$8.70 - $9.60	$8.70 - $9.60
EBITDA from Oilfield Services, Midstream and Other ($ in millions) (2)	$50	$60
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (3)	$134	$129
P&A Cash Cost ($ in millions)	$60	$70
Corporate Tax Rate	0%	0%
Deferral Rate	0%	0%
Shares Outstanding at End of Period (in millions)
Common Stock	493	493
Preferred Stock (as converted)	90	90

Fully Diluted	583	583
Capital Expenditures ($ in millions)
Exploration and Production	$1,700	$1,720
Land and Seismic	200	200

Total Exploration and Production	$1,900	$1,920
Oil Field Services	30	35
Midstream and Other	170	195

Total Capital Expenditures (excluding acquisitions)	$2,100	$2,150

(1)	Includes NGLs.
(2)

EBITDA from Oilfield Services, Midstream and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services, Midstream and Other is Net Income from Oilfield Services, Midstream and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.

(3)

Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes unrealized gain or loss on derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

2013 Operational Guidance: The company is presenting full guidance for 2013.

Year Ending December 31, 2013
Initial Projection as of November 8, 2012
Production
Oil (MMBbls) (1)	19.5
Natural Gas (Bcf)	118.2

Total (MMBoe)	39.2
Differentials
Oil (1)	$8.00
Natural Gas	$0.40
Costs per Boe
Lifting	$14.50 - $16.50
Production Taxes	1.35 - 1.55
DD&A - oil & gas	18.00 - 19.80
DD&A - other	1.80 - 2.00

Total DD&A	$19.80 - $21.80
G&A - cash	4.00 - 4.45
G&A - stock	1.20 - 1.35

Total G&A	$5.20 - $5.80
Interest Expense	$9.10 - $10.10
EBITDA from Oilfield Services, Midstream and Other ($ in millions) (2)	$55
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (3)	$170
P&A Cash Cost ($ in millions)	$120
Corporate Tax Rate	0%
Deferral Rate	0%
Shares Outstanding at End of Period (in millions)
Common Stock	498
Preferred Stock (as converted)	90

Fully Diluted	588
Capital Expenditures ($ in millions)
Exploration and Production	$1,450
Land and Seismic	100

Total Exploration and Production	$1,550
Oil Field Services	30
Midstream and Other	170

Total Capital Expenditures (excluding acquisitions)	$1,750

(1)	Includes NGLs.
(2)

EBITDA from Oilfield Services, Midstream and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services, Midstream and Other is Net Income from Oilfield Services, Midstream and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.

(3)

Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes unrealized gain or loss on derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

2013 Guidance: SandRidge estimates production of approximately 39.2 MMBoe and capital expenditures of $1.75 billion in 2013. The higher gas percentage of total production in 2013 reflects a significant reduction in drilling capital directed toward the company’s Permian Basin assets. A majority of SandRidge’s planned capital expenditures will go to funding its Mississippian program, where the company plans to drill approximately 580 horizontal producers and 74 disposal wells in 2013. The remaining 2013 drilling capital will be used to maintain the company’s offshore properties, where it intends to spend approximately $200 million, and to drill approximately 220 wells associated with the SandRidge Permian Trust development program.

Non-GAAP Financial Measures

Operating cash flow, adjusted EBITDA, adjusted net income available (loss applicable) to common stockholders and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash received (paid) on financing derivatives. It defines EBITDA as net (loss) income before income tax expense (benefit), interest expense and depreciation, depletion and amortization and accretion of asset retirement obligation. Adjusted EBITDA, as presented herein, is EBITDA excluding interest income, realized gains on early settlements of derivative contracts, non-cash realized losses on amended derivative contracts, non-cash realized losses on financing derivative contracts, loss (gain) on sale of assets, transaction costs, bargain purchase gain, loss on extinguishment of debt and other various non-cash items (including non-cash portion of noncontrolling interest, stock-based compensation, unrealized losses (gains) on derivative contracts, provision for doubtful accounts and inventory obsolescence).

Operating cash flow and adjusted EBITDA are supplemental financial measures used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also uses these measures because operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow and adjusted EBITDA allow the company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income available (loss applicable) to common stockholders, which excludes unrealized losses (gains) on derivative contracts, realized gains on early settlements of derivative contracts, bargain purchase gain, tax expense (benefit) resulting from acquisition, financing commitment fees, non-cash realized losses on financing derivative contracts, transaction costs, loss on extinguishment of debt, non-cash realized losses on amended derivative contracts and loss (gain) on sale of assets from (loss applicable) income available to common stockholders. Management uses this financial measure as an indicator of the company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income available (loss applicable) to common stockholders is not a measure of financial performance under GAAP and should not be considered a substitute for (loss applicable) income available to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the company’s management to measure the impact on the company’s financial results of the ownership by third parties of interests in the company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of unrealized losses (gains) on commodity derivative contracts attributable to third party ownership in less than wholly-owned consolidated subsidiaries from net income attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net income attributable to noncontrolling interest.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net income available (loss applicable) to common stockholders and adjusted net income attributable to noncontrolling interest.

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$166,524	$64,081	$584,230	$321,623

Add (deduct)
Cash received (paid) on financing derivative contracts	6,609	(167)	(38,703)	5,271
Changes in operating assets and liabilities	107,877	82,910	108,889	59,232

Operating cash flow	$281,010	$146,824	$654,416	$386,126

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net (loss) income	$(170,420)	$575,109	$434,265	$482,781

Adjusted for
Income tax expense (benefit)	173	954	(103,414)	(6,013)
Interest expense (1)	84,403	60,968	224,076	183,545
Depreciation and amortization - other	16,497	13,551	46,357	39,918
Depreciation and depletion - oil and natural gas	166,126	84,472	392,452	229,759
Accretion of asset retirement obligation	9,053	2,253	19,625	7,039

EBITDA	105,832	737,307	1,013,361	937,029

Provision for doubtful accounts	332	26	885	1,622
Inventory obsolescence	80	125	128	145
Interest income	(476)	(51)	(1,016)	(94)
Stock-based compensation	9,125	9,390	30,700	26,489
Unrealized losses (gains) on derivative contracts	220,434	(606,515)	(234,705)	(527,166)
Realized gains on early settlements of derivative contracts	(2,115)	(9,876)	(59,465)	(40,894)
Non-cash realized losses on amended derivative contracts	—	—	117,108	—
Non-cash realized losses on financing derivative contracts	3,055	2,319	6,866	5,166
Other non-cash (income) expense	(1,344)	710	(3,196)	661
Loss (gain) on sale of assets	375	(422)	3,755	(1,148)
Transaction costs	681	1,444	15,276	4,531
Bargain purchase gain	—	—	(124,446)	—
Loss on extinguishment of debt	3,056	—	3,056	38,232
Non-cash portion of noncontrolling interest (2)	(41,545)	36,771	(16,692)	39,016

Adjusted EBITDA	$297,490	$171,228	$751,615	$483,589

(1)

Excludes unrealized gains on interest rate swaps of $2.0 million for the three-month periods ended September 30, 2012 and 2011, and $5.6 million and $3.4 million for the nine-month periods ended September 30, 2012 and 2011, respectively.

(2)	Represents depreciation and depletion, unrealized (gains) losses on commodity derivative contracts and income tax expense attributable to noncontrolling interests.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$166,524	$64,081	$584,230	$321,623
Changes in operating assets and liabilities	107,877	82,910	108,889	59,232
Interest expense (1)	84,403	60,968	224,076	183,545
Realized gains on early settlements of non-financing derivative contracts	(2,115)	(9,876)	(33,165)	(40,894)
Transaction costs	681	1,444	15,276	4,531
Noncontrolling interest - SDT (2)	(13,933)	(15,341)	(41,174)	(26,372)
Noncontrolling interest - SDR (2)	(16,537)	—	(29,407)	—
Noncontrolling interest - PER (2)	(21,794)	(8,350)	(57,897)	(8,350)
Noncontrolling interest - Other (2)	51	(433)	160	(317)
Other non-cash items	(7,667)	(4,175)	(19,373)	(9,409)

Adjusted EBITDA	$297,490	$171,228	$751,615	$483,589

(1)

Excludes unrealized gains on interest rate swaps of $2.0 million for the three-month periods ended September 30, 2012 and 2011, and $5.6 million and $3.4 million for the nine-month periods ended September 30, 2012 and 2011, respectively.

(2)	Excludes depreciation and depletion, unrealized (gains) losses on commodity derivative contracts and income tax expense attributable to noncontrolling interests.

Reconciliation of (Loss Applicable) Income Available to Common Stockholders to Adjusted Net

Income Available (Loss Applicable) to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
(Loss applicable) income available to common stockholders	$(184,301)	$561,228	$392,621	$441,079
Tax expense (benefit) resulting from acquisition	—	739	(103,328)	(6,247)
Unrealized losses (gains) on derivative contracts (1)	195,422	(564,385)	(213,905)	(479,506)
Realized gains on early settlements of derivative contracts	(2,115)	(9,876)	(59,465)	(40,894)
Non-cash realized losses on amended derivative contracts	—	—	117,108	—
Non-cash realized losses on financing derivative contracts	3,055	2,319	6,866	5,166
Loss (gain) on sale of assets	375	(422)	3,755	(1,148)
Transaction costs	681	1,444	15,276	4,531
Financing commitment fees	—	—	10,875	—
Bargain purchase gain	—	—	(124,446)	—
Loss on extinguishment of debt	3,056	—	3,056	38,232
Other non-cash income	(658)	—	(2,443)	—
Effect of income taxes	217	193	(47)	201

Adjusted net income available (loss applicable) to common stockholders	15,732	(8,760)	45,923	(38,586)
Preferred stock dividends	13,881	13,881	41,644	41,702

Total adjusted net income	$29,613	$5,121	$87,567	$3,116

Weighted average number of common shares outstanding
Basic	476,037	399,270	445,991	398,656
Diluted (2)	566,551	497,700	537,300	496,428

Total adjusted net income (loss)
Per share - basic	$0.03	$(0.02)	$0.10	$(0.10)

Per share - diluted	$0.05	$0.01	$0.16	$0.01

(1)	Excludes unrealized (gains) losses on commodity derivative contracts attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net Income Attributable to Noncontrolling Interest to Adjusted Net Income

Attributable to Noncontrolling Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income attributable to noncontrolling interest	$10,668	$60,895	$111,626	$74,055
Unrealized losses (gains) on commodity derivative contracts	25,012	(42,130)	(20,800)	(47,660)

Adjusted net income attributable to noncontrolling interest	$35,680	$18,765	$90,826	$26,395

Conference Call Information

The company will host a conference call to discuss these results on Friday, November 9, 2012 at 8:00 am CST. The telephone number to access the conference call from within the U.S. is 800-599-9795 and from outside the U.S. is 617-786-2905. The passcode for the call is 45827904. An audio replay of the call will be available from November 9, 2012 until 11:59 pm CST on December 9, 2012. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is +1-617-801-6888. The passcode for the replay is 10431835.

A live audio webcast of the conference call will also be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the company’s website for 30 days.

Conference Participation

SandRidge Energy, Inc. will participate in the following upcoming events:

•	November 13, 2012 – Bank of America Merrill Lynch 2012 Global Energy Conference; Miami, FL

•	November 15, 2012 – Citi 2012 North American Credit Conference; New York City, NY

•	December 04, 2012 – Bank of America Merrill Lynch 2012 Leveraged Finance Conference; Boca Raton, FL

•	December 04, 2012 – Capital One Southcoast 7th Annual Energy Conference; New Orleans, LA

•	January 08, 2013 – Goldman Sachs 2013 Global Energy Conference; Miami, FL

At 8:00 am Central Time on the day of each presentation, the corresponding slides and any webcast information will be accessible on the Investor Relations portion of the company’s website at www.sandridgeenergy.com. Please check the website for updates regularly as this schedule is subject to change. Also, please note that SandRidge Energy, Inc. intends for its website to be used as a reliable source of information for all future events in which it may participate as well as updated presentations regarding the company. Slides and webcasts (where applicable) will be archived and available for at least 30 days after each use or presentation.

Fourth Quarter and Year End 2012 Earnings Release and Conference Call

February 28, 2013 (Thursday) – Earnings press release after market close

March 1, 2013 (Friday) – Earnings conference call at 8:00 am CST

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)
Revenues
Oil and natural gas	$488,252	$318,453	$1,259,375	$897,506
Drilling and services	27,760	25,547	90,701	75,118
Midstream and marketing	10,708	15,092	27,866	53,663
Other	6,078	4,661	14,925	15,088

Total revenues	532,798	363,753	1,392,867	1,041,375

Expenses
Production	137,033	86,580	342,824	242,371
Production taxes	12,967	10,368	36,222	33,610
Drilling and services	15,666	16,209	52,468	49,308
Midstream and marketing	10,674	14,624	27,187	52,780
Depreciation and depletion - oil and natural gas	166,126	84,472	392,452	229,759
Depreciation and amortization - other	16,497	13,551	46,357	39,918
Accretion of asset retirement obligation	9,053	2,253	19,625	7,039
General and administrative	46,781	36,272	158,798	108,364
Loss (gain) on derivative contracts	193,497	(596,736)	(221,707)	(489,096)
Loss (gain) on sale of assets	375	(422)	3,755	(1,148)

Total expenses	608,669	(332,829)	857,981	272,905

(Loss) income from operations	(75,871)	696,582	534,886	768,470

Other income (expense)
Interest expense	(81,894)	(58,952)	(217,428)	(180,077)
Bargain purchase gain	—	—	124,446	—
Loss on extinguishment of debt	(3,056)	—	(3,056)	(38,232)
Other income (expense), net	1,242	(672)	3,629	662

Total other expense	(83,708)	(59,624)	(92,409)	(217,647)

(Loss) income before income taxes	(159,579)	636,958	442,477	550,823
Income tax expense (benefit)	173	954	(103,414)	(6,013)

Net (loss) income	(159,752)	636,004	545,891	556,836
Less: net income attributable to noncontrolling interest	10,668	60,895	111,626	74,055

Net (loss) income attributable to SandRidge Energy, Inc.	(170,420)	575,109	434,265	482,781
Preferred stock dividends	13,881	13,881	41,644	41,702

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(184,301)	$561,228	$392,621	$441,079

(Loss) earnings per share
Basic	$(0.39)	$1.41	$0.88	$1.11

Diluted	$(0.39)	$1.16	$0.81	$0.97

Weighted average number of common shares outstanding
Basic	476,037	399,270	445,991	398,656

Diluted	476,037	497,700	537,300	496,428

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$673,680	$207,681
Accounts receivable, net	382,094	206,336
Derivative contracts	81,127	4,066
Inventories	3,343	6,903
Costs in excess of billings and estimated contract loss	36,133	—
Prepaid expenses	37,187	14,099
Other current assets	15,623	2,755

Total current assets	1,229,187	441,840
Oil and natural gas properties, using full cost method of accounting
Proved	11,784,691	8,969,296
Unproved	939,045	689,393
Less: accumulated depreciation, depletion and impairment	(5,167,938)	(4,791,534)

	7,555,798	4,867,155

Other property, plant and equipment, net	638,160	522,269
Restricted deposits	27,943	27,912
Derivative contracts	36,394	26,415
Goodwill	235,396	235,396
Other assets	121,369	98,622

Total assets	$9,844,247	$6,219,609

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$1,051
Accounts payable and accrued expenses	779,200	506,784
Billings and estimated contract loss in excess of costs incurred	—	43,320
Derivative contracts	18,503	115,435
Asset retirement obligation	117,044	32,906

Total current liabilities	914,747	699,496
Long-term debt	4,300,431	2,813,125
Derivative contracts	53,760	49,695
Asset retirement obligation	354,479	95,210
Other long-term obligations	15,810	13,133

Total liabilities	5,639,227	3,670,659

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders' equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at September 30, 2012 and December 31, 2011; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at September 30, 2012 and December 31, 2011; aggregate liquidation preference of $200,000	2	2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at September 30, 2012 and December 31, 2011; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 491,805 issued and 490,807 outstanding at September 30, 2012 and 412,827 issued and 411,953 outstanding at December 31, 2011	476	399
Additional paid-in capital	5,209,029	4,568,856
Treasury stock, at cost	(7,038)	(6,158)
Accumulated deficit	(2,544,473)	(2,937,094)

Total SandRidge Energy, Inc. stockholders' equity	2,658,002	1,626,011
Noncontrolling interest	1,547,018	922,939

Total equity	4,205,020	2,548,950

Total liabilities and equity	$9,844,247	$6,219,609

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$545,891	$556,836
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	438,809	269,677
Accretion of asset retirement obligation	19,625	7,039
Debt issuance costs amortization	11,348	8,624
Amortization of discount (premium) on long-term debt, net	1,940	1,766
Interest accretion on notes receivable	(495)	—
Bargain purchase gain	(124,446)	—
Loss on extinguishment of debt	3,056	38,232
Deferred income taxes	(103,328)	(6,986)
Unrealized gain on derivative contracts	(234,705)	(527,166)
Realized loss on amended derivative contracts	117,108	—
Realized (gain) loss on financing derivative contracts	(17,783)	4,870
Loss (gain) on sale of assets	3,755	(1,148)
Investment (income) loss	(784)	653
Stock-based compensation	33,128	28,458
Changes in operating assets and liabilities	(108,889)	(59,232)

Net cash provided by operating activities	584,230	321,623

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(1,625,737)	(1,300,180)
Acquisition of assets, net of cash received	(837,019)	(22,751)
Proceeds from sale of assets	422,171	624,767

Net cash used in investing activities	(2,040,585)	(698,164)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,850,344	2,033,000
Repayments of borrowings	(366,029)	(2,130,042)
Premium on debt redemption	(825)	(30,338)
Debt issuance costs	(48,220)	(19,652)
Proceeds from issuance of royalty trust units	587,086	917,528
Proceeds from the sale of royalty trust units	123,548	—
Noncontrolling interest distributions	(127,023)	(21,182)
Stock issuance expense	—	(231)
Stock-based compensation excess tax benefit	8	52
Purchase of treasury stock	(12,807)	(12,048)
Dividends paid - preferred	(45,025)	(46,243)
Cash (paid) received on settlement of financing derivative contracts	(38,703)	5,271

Net cash provided by financing activities	1,922,354	696,115

NET INCREASE IN CASH AND CASH EQUIVALENTS	465,999	319,574
CASH AND CASH EQUIVALENTS, beginning of year	207,681	5,863

CASH AND CASH EQUIVALENTS, end of period	$673,680	$325,437

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$66,033	$22,010
Convertible perpetual preferred stock dividends payable	$13,191	$13,191
Adjustment to oil and natural gas properties for estimated contract loss	$10,000	$19,000
Common stock issued in connection with acquisition	$542,138	$—

For further information, please contact:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors—This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of net income and EBITDA, drilling and recompletion plans, drilling locations, oil and natural gas production, derivative transactions, shares outstanding, pricing differentials, operating costs and capital spending, plugging and abandonment costs, tax rates, and descriptions of our acquisition, divestiture and development plans. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in (a) Part I, Item 1A—“Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, and (b) comparable “risk factors” sections of our Quarterly Reports on Form 10-Q filed thereafter. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing and tertiary oil recovery operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent, Permian Basin, Gulf of Mexico, West Texas Overthrust and Gulf Coast. SandRidge’s internet address is www.sandridgeenergy.com.